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                                                                  EXHIBIT 23.4.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this registration statement of Cabot Industrial Trust on Form S-11 of our report dated October 6, 1997 on our audits of the historical cost basis combined financial statements of Orlando Central Park and 500 Memorial Drive as of December 31, 1996 and 1995 and for the years then ended. We also consent to the reference to our firm under the caption "Ex-perts."

                                       Coopers & Lybrand L.L.P.

New York, New York
October 20, 1997